Exhibit 99.1
IR Contact
David K. Waldman/Klea K. Theoharis
Crescendo Communications, LLC
qsgi@crescendo-ir.com
(212) 671-1020

QSGI Reports Third Quarter Financial Results

Anticipates Return to Positive EBITDA in Fourth Quarter 2008

HIGHTSTOWN, NJ, and PALM BEACH, FL—November 13, 2008—QSGI Inc. (OTCBB: QSGI), the most comprehensive provider of information technology services to help corporations better manage IT assets, data center maintenance expenses, and ensure best practices for data security and regulatory compliance, today reported financial results for the three months ended September 30, 2008.

Recent developments:

•	Completed acquisition of Contemporary Computer Services, Inc. (CCSI) in July 2008

•	Services revenue accounted for 56% of total revenue

- Reflects additional business from existing and newly added accounts

•	4 new data center maintenance customers

•	1 new network infrastructure account through its recently completed acquisition of CCSI during the quarter

•	3 new end-user data security & compliance customers, including 2 new customers through recently-formed strategic alliance with IBM Global Financing (IGF) for on-site auditing and data erasure services

•	Achieved certification as a Microsoft® Authorized Refurbisher, enabling it to open additional remarketing channels for Data Security & Compliance clients

Marc Sherman, chairman and chief executive officer of QSGI, commented, “Over the past year, QSGI has undergone significant transformation as we adapted to dramatic changes within the marketplace. Masked within our third quarter results, our hard work and perseverance have resulted in measurable improvements to our business.  As a result of these changes, the fourth quarter is off to a very strong start with a strong turnaround in Data Security & Compliance service revenue and margins, reduced inventory risk and better visibility than any point in our company history. In addition to signing on a number of large clients for our data center maintenance services and our data audit and erasure services for end-of-life computer equipment during the quarter, we subsequently entered into some company-changing agreements in October.  Most recently, we became a certified Microsoft® Authorized Refurbisher (MAR) of computer equipment.  This distinction places QSGI within a select group of companies authorized to install Windows® XP Professional and Windows® XP Home Edition software on refurbished PCs to be resold with fully loaded operating systems. Weakness in the economy is helping drive the demand for refurbished rather than new computers.   The MAR certification puts us at a strong competitive advantage providing QSGI with higher gross margins and more re-marketing dollars.  Based on current orders and indications for additional equipment sales under our recent agreement with an on-line catalog IT retailer announced in October combined with our ability to re-market refurbished computers under this program we anticipate improving upon our current pacing to generate over $12 million in annual revenue within our Data Security & Compliance Division, with improving gross margins, a direct benefit of these two key relationships.  As of the end of October, we had over 3,000 units already on order, excluding any reorders of existing SKUs, and we are seeing additional pent up demand for these refurbished computers.”

“Data Center Maintenance continues to be an area of focus for QSGI and we see this division holding enormous growth potential, especially during the current market environment where the dramatic cost savings to be derived from our services are particularly appealing.   Despite some sporadic attrition at a few of our large accounts during the quarter which we have historically seen and believe is  inherent with data center maintenance, we were quite active in signing on a greater number of new clients in this division during the third quarter each of which provides another platform for expansion.  A sample of our newly acquired clients for this division include a Fortune 50 consumer products company, a Fortune 100 consumer and industrial manufacturing conglomerate, and a major Midwest state university, among others.  Our strategy here is to achieve deeper penetration of existing accounts so that where we are servicing one or two systems in a client’s data center we can increase that number significantly.  We are also expanding our footprint within the data center by adding additional expertise, such as p-Series and x and i-Series, Sun, tape, disk, and storage support.  Although our historical margins from this business are typically over 60 percent, our margins in the third quarter were temporarily reduced, as we expanded into new service lines, which required adding new technical personnel and attention in order to commence the maintenance contracts.  However, as we expand penetration in the data center and increase utilization of these technicians, margins can expand at each account.”

“Regarding the acquisition Contemporary Computer Services, Inc. (CCSI), we are pleased to report that the integration of our two businesses is progressing well and we are already benefiting from the cross selling opportunities.  Through this acquisition, we have a recurring revenue stream and attractive gross margins.  The acquisition has also enabled us to augment our Network Infrastructure maintenance services capabilities and we added a Network Operating Center (NOC) for remote monitoring of clients’ data centers to our service offerings.   Performance of this division was slightly weaker than expected during the third quarter as certain projects were delayed due to the transaction and its impact on a supplier credit line. This issue was ultimately resolved post-closing but the delay impacted CCSI’s performance.  It is expected that revenue from projects that were postponed should be recognized in the fourth quarter of 2008 and the first quarter of 2009.  The network infrastructure support services from this division have historically generated double digit growth and we expect this rate of growth to continue.”

Mr. Sherman concluded, “It has been a very busy quarter, and one of major strategic importance for QSGI.  Our certification as a Microsoft® Authorized Refurbisher, our new web-based distributor relationship, the CCSI acquisition, and continued momentum in new customer wins all bode well for our future.  We also remain very encouraged by our recent alliance with IBM Global Financing (IGF) for on-site auditing and data erasure services, which we expect to expand in scope. At the same time, we eliminated speculative hardware remarketing, reduced inventory risk and further cut our overhead expenses. Our goal has been to right-size the company and to set the fixed-cost threshold at an appropriate level.  In doing so, we emerged with a more profitable business model that we believe based on current pacing will become evident in the fourth quarter.”

Total revenue for the third quarter of 2008 was $8.6 million, as compared with $8.8 million for the same period in 2007.  The decline in revenue reflects a decrease in IT product remarketing revenue to $3.8 million from $6.8 million for the same period last year, offset by a 143% increase in services revenue to $4.9 million from $2.0 million for the same period last year.  The decline in product revenue was primarily related to the Data Center Hardware division, reflecting the anti-competitive change in business practice instituted by a major OEM that affected QSGI and the entire industry, as previously disclosed, coupled with a decline in wholesale remarketing revenue within the Data Security and Compliance division.  Gross profit for the company was $1.7 million, compared to gross profit of $2.1 million in the third quarter of 2007.  The decline in gross profit reflects QSGI’s de-emphasis of its wholesale remarketing revenue, a sharp decline in the Data Center Hardware division and non-cash expenses associated with conservatively increasing reserves on inventory by $500,000.  Selling, general and administrative expenses were $3.5 million versus $1.9 million for the same period last year, which included $896,000 of expense in CCSI as well as certain non-recurring legal and consulting expenses.   Net loss available to common stockholders for the third quarter of 2008 was 2.5 million or $0.07 per share, compared to a net loss of $183,000 or $0.01 per share, for the same period in 2007.

Conference Call

QSGI will host a conference call at 11 a.m. Eastern Time, today, November 13, 2008. During the call, Marc Sherman, chairman and chief executive officer, Seth Grossman, president and chief operating officer, and Ed Cummings, chief financial officer, will discuss the Company’s quarterly performance and financial results. The telephone number for the conference call is (201) 689-8049. A live webcast of the call will also be available on the company's website, www.QSGI.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling (201) 612-7415 and entering account #286, ID #302873. The encore recording will be available two hours after the conference call has concluded.

About QSGI

QSGI provides a full suite of information technology services to help corporations and governmental agencies better reduce data center maintenance expenses, manage hardware assets, build best practices for data security and assure regulatory compliance. With a focus on the entire range of IT platforms - from mainframes, midrange servers and PC, to network infrastructure and enterprise storage hardware, the services offered by QSGI are specifically designed to reduce total cost of ownership for IT assets and maximize the clients' return on their IT investment.

For enterprise class hardware in the data center, QSGI offers hardware maintenance services, hardware environment planning and consultation, refurbished whole systems, parts, features, upgrades and add-ons. Additionally, for desktop IT assets, servers and SAN products, QSGI offers a range of end-of-life services that include: automated asset auditing, Department of Defense (DOD) level data destruction, documentation for regulatory compliance, hardware refurbishment with worldwide remarketing or proper IT asset recycling.

Additionally, through its acquisition of Contemporary Computer Services, Inc. (CCSI), an enterprise class IT services provider with an extensive list of corporate, educational, and government customers, QSGI also performs network design, implementation, and monthly maintenance services on corporations’ networking infrastructure as well as 24/7 IT monitoring and diagnostics through its North American Network Operating Center (NOC).

Given the sensitive nature of the company's client relationships, it does not provide the names of its clients. Additional information about the company is available at www.qsgi.com.

Statements about QSGI’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995.  QSGI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and QSGI’s actual results could differ materially from expected results.  QSGI undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(tables follow)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
	2008	2007
Assets
Current Assets
Cash and cash equivalents	$435,210	$127,723
Accounts receivable, net of reserve of $1,000,510 and $955,599 in 2008 and 2007, respectively	3,391,883	3,853,362
Inventories	5,333,508	6,578,031
Prepaid expenses and other assets	260,356	163,553
Total Current Assets	9,420,957	10,722,669
Property and Equipment, Net	808,967	286,766
Goodwill	7,934,627	1,489,621
Intangibles, Net	6,138,895	470,348
Other Assets	304,929	448,066

	$24,608,375	$13,417,470

Liabilities And Stockholders’ Equity (Deficit)
Current Liabilities
Revolving line of credit, net of original issue discount	$3,459,153	$3,754,061
Notes payable - current	674,854	–
Accounts payable	3,627,662	1,109,940
Accrued expenses	1,353,055	654,461
Accrued payroll	368,177	88,818
Deferred revenue	609,938	439,865
Other liabilities	352,520	311,610
Total Current Liabilities	10,445,359	6,358,755
Notes Payable – Principal Stockholders	10,000,000	–
Common Stock to be Issued	73,950	–
Long-Term Deferred Revenue	22,000	142,772
Deferred Income Taxes	27,300	27,300
Total Liabilities	20,568,609	6,528,827

Redeemable Convertible Preferred Stock	4,252,995	4,238,685

Stockholders’ Equity (Deficit)
Preferred shares: Authorized 5,000,000 shares in 2008
and 2007, $0.01 par value, none issued	–	–
Common shares: authorized 95,000,000 shares in 2008 and 2007, $0.01 par value; 46,547,716 shares issued and outstanding in 2008, of which 10,000,000 shares were contingent acquisition shares held in escrow; 31,172,716 shares issued and outstanding in 2007	365,477	311,727
Additional paid-in capital	16,406,413	14,134,298
Retained earnings (deficit)	(16,985,119)	(11,796,067)
Total Stockholders’ Equity (Deficit)	(213,229)	2,649,958

	$24,608,375	$13,417,470

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three and Nine Months Ended September 30, 2008 and 2007
(Unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007		2008	2007

Product Revenue	$3,755,135		$6,753,288	$14,143,562	$22,659,971
Service Revenue	4,874,182		2,003,599	8,788,569	5,156,272
Total Revenue	8,629,317		8,756,887	22,932,131	27,816,243

Cost Of Products Sold	4,073,829		6,018,499	14,384,068	18,731,156
Cost Of Services Sold	2,864,291		654,474	4,226,144	1,830,475
Total Cost Of Sales	6,938,120		6,672,973	18,610,212	20,561,631

Gross Profit	1,691,197		2,083,914	4,321,919	7,254,612

Selling, General And Administrative Expenses	3,482,461		1,904,476	8,241,341	6,897,779

Depreciation And Amortization	201,187		181,079	516,907	520,796

Interest Expense, net	465,251		166,798	721,693	297,990

Loss Before Provision (Benefit) For Income Taxes	(2,457,702)		(168,439)	(5,158,022)	(461,953)

Provision (Benefit) For Income Taxes	(3,737)		(55,257)	31,030	(133,370)

Net Loss	(2,453,965)		(113,182)	(5,189,052)	(328,583)

Preferred Stock Dividends	65,030		65,031	193,678	192,970

Accretion To Redemption Value of Preferred Stock	4,842		4,560	14,310	13,478

Net Loss Available to Common Stockholders	$(2,523,837)		$(182,773)	$(5,397,039)	$(535,031)

Net Loss Per Common Share – Basic	$(0.07)		$(0.01)	$(0.16)	$(0.02)
Net Loss Per Common Share – Diluted	$(0.07)	$	(0.01)	$(0.16)	$(0.02)

Weighted Average Number Of Common Shares Outstanding –Basic	36,506,955		31,172,716	33,292,242	31,172,716
Weighted Average Number Of Common Shares Outstanding –Diluted	36,506,955		31,172,716	33,292,242	31,172,716

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Nine Months Ended September 30, 2008 and 2007
(Unaudited)

	2008	2007

Cash Flows From Operating Activities
Net Loss	$(5,189,052)	$(215,401)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill and asset impairment	–	–
Depreciation and amortization	516,907	339,717
Non-cash interest expense	64,833	–
Stock option compensation expense	142,225	7,300
Deferred income taxes	–	(99,170)
Provision for doubtful accounts	327,727	(11,212)
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	1,066,773	1,551,129
Inventories	1,733,648	(2,509,350)
Prepaid expenses and other assets	323,377	103,347
Accounts payable and accrued expenses	1,651,545	(454,471)
Net Cash Provided by (Used in) Operating Activities	637,983	(1,288,111)

Cash Used In Investing Activities
Purchases of property and equipment	(105,763)	(85,649)
Cash from business acquired	255,714	–
Cost of acquisition	(192,563)	–
Net Cash Used In Investing Activities	(42,612)	(85,649)

Cash Flows From Financing Activities
Payment for financing costs	(25,614)	(142,827)
Net amounts borrowed under current revolving lines of credit, net of OID	3,262,273	–
Net amounts borrowed (paid) under previous revolving lines of credit	(3,330,865)	1,872,345
Preferred stock dividends	(193,678)	(127,939)
Net Cash Provided By (Used In) Financing Activities	(287,884)	1,601,579

Net Increase In Cash And Cash Equivalents	307,487	227,819
Cash And Cash Equivalents – Beginning Of Period	127,723	632,948
Cash And Cash Equivalents – End of Period	$435,210	$860,767